RESOLUTIONS

OF THE BENEFITS FINANCE COMMITTEE

OF APPVION, INC.

WHEREAS, pursuant to Section 14 of the Appvion, Inc. Executive Nonqualified Excess Plan, as amended (the “Excess Plan”), Appvion, Inc. (the “Company”), by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Board has delegated the responsibility for amending the Excess Plan to the Benefits Finance Committee in order to adopt the amendments to the Excess Plan reflected in the attached Exhibit A.

NOW, THEREFORE, BE IT RESOLVED, that the Excess Plan shall be amended to include the 2014 Amendment to the Excess Plan (the “2014 Amendment”) attached as Exhibit A as approved by the Company’s Board of Directors effective as of the date set forth in the Board of Directors resolution.

BE IT FURTHER RESOLVED, that any member of the Benefits Finance Committee may execute any new documents required to further effectuate the purposes and intentions of the 2014 Amendment.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefits Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date set forth above, and direct that they be placed with the minutes of the Committee.

Committee MemberDate

/s/ Thomas J. FerreeNovember 24, 2014

Thomas J. Ferree

/s/ Jeffrey FletcherNovember 24, 2014

Jeffrey Fletcher

/s/ Kerry S. ArentNovember 24, 2014

Kerry S. Arent

/s/ Matthew VostersNovember 24, 2014

Matthew Vosters

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EXHIBIT A

2014 AMENDMENT

APPVION, INC. EXECUTIVE NONQUALIFIED EXCESS PLAN

The Appvion, Inc. Executive Nonqualified Excess Plan, as amended (the “Excess Plan”), a nonqualified deferred compensation plan as defined by Internal Revenue Code Section 409A(d)(1), is hereby amended by action and direction of the Board of Directors of Appvion, Inc. in accordance with Section 11.1 of the Excess Plan as set forth below.  This 2014 Amendment is generally effective this 4 day of November, 2014 except as otherwise provided herein.

1.	Participation. Effective January 1, 2015, the Compensation threshold for consideration for participation in the Excess Plan shall be set at $130,000 per annum.

2.	Mid-Year Participation. Section 3 of the Excess Plan shall be amended to include the following additional paragraph in confirmation and ratification of the existing Excess Plan Rule:

“The Company’s Chief Executive Officer and the Senior Vice President, Human Resources shall have the authority to effectuate mid-year participation in the Excess Plan for newly retained employees for the purpose of effectuating the terms of any offer of  employment, subject to the requirements of Code Section 409A and Treas. Reg. § 1.409A-2(a)(7).  The Company further ratifies and reaffirms the prior actions taken to effectuate mid-year participation in accordance with the terms of any employment agreement for a qualifying executive of the Company entered into during 2014.”

3.	Committee.Section 2.6(b) of the Adoption Agreement is amended to name the Benefits Finance Committee as the “Committee” and the appropriate option (b) is hereby selected.

4.	Employer Credits in Year of Separation from Service due to Death, Disability or Retirement. Section 4.2(b) of the Adoption Agreement shall be amended to include the following additional language:

“Notwithstanding any contrary provisions of Section 4.2(b) of the Adoption Agreement, a Participant shall be eligible for a pro-rata allocation of Employer Credits in the year of Separation from Service due to (1) death, (2) becoming Disabled, (3) a retirement at or following Normal Retirement Age, or (4) a retirement at or following the attainment of age 55 with ten or more years of Service.”

5.	Compensation. Section 4.2(b) of the Adoption Agreement shall be amended to provide the following additional language as the final sentence thereof:

EXHIBIT A

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2014 AMENDMENT

APPVION, INC. EXECUTIVE NONQUALIFIED EXCESS PLAN

“In determining the allocation of Employer Credits, the Participant’s “Compensation” shall not include (x) restricted stock unit awards or any deferral of restricted stock units, or (y) compensation earned prior to the date the individual becomes a Participant.”

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EXHIBIT A

2014 AMENDMENT

APPVION, INC. EXECUTIVE NONQUALIFIED EXCESS PLAN

Restricted Stock Unit Deferrals.  Section 4.1(g) of the Adoption Agreement shall be amended to include the following additional language.

“Deferrals with respect to restricted stock unit awards may only made (1) under the general terms of the Plan applicable to deferrals of Compensation or (2) within 30 days of the individual’s receipt of a legally binding right in accordance with the requirements of Treas. Reg. § 1.409A-2(a)(7) (with respect to individuals newly eligible to participate in the Excess Plan) or (3) within 30 days of the receipt of a legally binding right in accordance with Treas. Reg. § 1.409A-2(a)(5) with respect to certain forfeitable rights (i.e., restricted stock unit awards requiring a service period of at least 12 months from both (x) the date the individual or Participant, as applicable, acquired a legally binding right to the award, and (y) THE DATE OF THE DEFERRAL ELECTION), as applicable.

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